Exhibit 99.1

EVERI COMPLETES REPRICING OF $820 MILLION TERM LOAN FACILITY

Las Vegas, NV – November 13, 2017 – Everi Holdings Inc. (NYSE:EVRI) (“Everi” or the “Company”), the casino gaming industry’s single source provider of gaming products and payments solutions, announced today that it has successfully completed the repricing of its $820.0 million Senior Secured Term Loan (the “Term Loan”).

Under the amended Term Loan, the interest rate has been reduced by 100 basis points to LIBOR + 3.50% from LIBOR + 4.50% and includes six months of 101 soft call protection. The LIBOR floor remains unchanged at 1.00%. Based on the interest rates currently in effect and a Term Loan balance outstanding of $818.0 million, the repricing is expected to generate cash interest savings of approximately $8.2 million on an annualized basis. These expected cash interest savings are in addition to the cash interest savings achieved as a result of the Company’s May 2017 refinancing of its former First Lien Term Loan and Senior Secured Notes. The maturity date for the Term Loan remains May 9, 2024, and no changes were made to the financial covenants or other debt repayment terms.

“The reduced interest rate on our Term Loan is a direct result of the tremendous progress we have made throughout 2017 and our ability to successfully execute on our business plan,” said Randy Taylor, Executive Vice President and Chief Financial Officer of Everi. “This repricing provides another important update to our capital structure. We continue to reduce our annual cash interest costs and improve our ability to generate additional free cash flow in future periods, which provides opportunities for incremental deleveraging and the creation of new value for our shareholders.”

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 14, 2017 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everi

Everi is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software to casino operators. Everi Games provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including both Wide-Area Progressive systems and the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals installed in the State of New York. Everi Payments provides: (a) access to cash at gaming facilities via Automated Teller Machine cash withdrawals, credit card cash access transactions, point of sale debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, Internet-based gaming and lottery activities.

Contacts

Investor Relations

Richard Land, James Leahy

JCIR

212-835-8500 or evri@jcir.com